Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Third Quarter • September 30, 2023
    The pathway to possible.
    CrownCastle.com

Crown Castle Inc.
Third Quarter 2023

Crown Castle Inc.
Third Quarter 2023

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include plans, projections and estimates regarding (1) demand for data and our communications infrastructure, (2) cash flow growth and its driving factors, (3) our Outlook for full year 2023 and 2024, (4) the value of our business model, strategy and product offerings, (5) strategic position of our assets, (6) revenues from tenant contracts, (7) expenses from existing ground leases and fiber access agreements, (8) the growth of the U.S. market for communications infrastructure ownership, (9) levels of commitments under our debt instruments, (10) the impact of Sprint Cancellations (as defined below) to our operating and financial results and (11) our restructuring plan and the cost reductions, charges, scope and savings associated therewith, including timing, amounts, impact and recurrence.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission ("SEC"). Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
This Supplement contains certain figures, projections and calculations based in part on management's underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs.
The components of forward looking financial information presented herein may not sum due to rounding. In addition, the sum of quarterly historical information presented herein may not agree to year to date historical information provided herein due to rounding. Throughout this document, percentage calculations, which are based on non-rounded dollar values, may not be able to be recalculated using the dollar values included in this document due to the rounding of those dollar values.
Definitions and reconciliations of non-GAAP financial measures, information regarding segment measures and other information are provided in the Appendix to this Supplement.
As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

COMPANY PROFILE
Crown Castle Inc. (to which the terms "Crown Castle," "CCI," "we," "our," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure that is geographically dispersed throughout the U.S., including (1) more than 40,000 towers and other structures, such as rooftops (collectively, "towers"), (2) approximately 115,000(a) small cells on air or under contract and (3) approximately 85,000 route miles of fiber primarily supporting small cells and fiber solutions. We refer to our towers, small cells and fiber assets collectively as "communications infrastructure," and to our customers on our communications infrastructure as "tenants." Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our small cells and fiber assets are located in major metropolitan areas, including a presence within every major U.S. market.
Our operating segments consist of (1) Towers and (2) Fiber, which includes both small cells and fiber solutions. Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including lease, license, sublease and service agreements (collectively, "tenant contracts"). We seek to increase our site rental revenues by adding more tenants on our shared communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.

STRATEGY
As a leading provider of shared communications infrastructure in the U.S., our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our existing portfolio of communications infrastructure, (2) returning a meaningful portion of our cash generated by operating activities to our common stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. Our strategy is based, in part, on our belief that the U.S. is the most attractive market for shared communications infrastructure investment with the greatest long-term growth potential. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per-share results. The key elements of our strategy are to:
•Grow cash flows from our existing communications infrastructure. We are focused on maximizing the recurring site rental cash flows generated from providing our tenants with long-term access to our shared infrastructure assets, which we believe is the core driver of value for our stockholders. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our tenants to expand coverage and capacity in order to meet increasing demand for data while generating high incremental returns for our business. We believe our product offerings of towers and small cells provide a comprehensive solution to our wireless tenants' growing network needs through our shared communications infrastructure model, which is an efficient and cost-effective way to serve our tenants. Additionally, we believe our ability to share our fiber assets across multiple tenants to deploy both small cells and offer fiber solutions allows us to generate cash flows and increase stockholder return.
•Return cash generated by operating activities to common stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash generated by operating activities appropriately provides common stockholders with increased certainty for a portion of expected long-term stockholder value while still allowing us to retain sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to common stockholders.
•Invest capital efficiently to grow cash flows and long-term dividends per share. In addition to adding tenants to existing communications infrastructure, we seek to invest our available capital, including the net cash generated by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. These investments include constructing and acquiring new communications infrastructure that we expect will generate future cash flow growth and attractive long-term returns by adding tenants to those assets over time. Our historical investments have included the following (in no particular order):
◦construction of towers, fiber and small cells;
◦acquisitions of towers, fiber and small cells;
◦acquisitions of land interests (which primarily relate to land assets under towers);
◦improvements and structural enhancements to our existing communications infrastructure;
◦purchases of shares of our common stock from time to time; and
◦purchases, repayments or redemptions of our debt.
Our strategy to create long-term stockholder value is based on our belief that there will be considerable future demand for our communications infrastructure based on the location of our assets and the rapid and continuing growth in the demand for data. We believe that such demand for our communications infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing communications infrastructure, and will create other growth opportunities for us, such as demand for newly constructed or acquired communications infrastructure, as described above. Further, we seek to augment the long-term value creation associated with growing our recurring site rental cash flows by offering certain ancillary site development services within our Towers segment.
(a)Updated from second quarter of 2023 as a result of Sprint Cancellations. See "Non-GAAP Measures and Other Information" for our definition of Sprint Cancellations.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	8020 Katy Freeway, Houston, TX 77024
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long-term Issuer Default Rating	BBB+
Moody’s - Long-term Corporate Family Rating	Baa3
Standard & Poor’s - Long-term Local Issuer Credit Rating	BBB
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

ASSET PORTFOLIO FOOTPRINT

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share amounts)	9/30/22	12/31/22	3/31/23	6/30/23	9/30/23
High price(b)	$173.94	$144.98	$147.72	$132.36	$116.44
Low price(b)	$135.75	$115.42	$118.95	$105.86	$88.77
Period end closing price(c)	$137.12	$130.08	$129.91	$112.11	$92.03
Dividends paid per common share	$1.47	$1.57	$1.57	$1.57	$1.57
Volume weighted average price for the period(b)	$159.58	$127.72	$132.68	$114.25	$101.69
Common shares outstanding, at period end	433	433	434	434	434
Market value of outstanding common shares, at period end(d)	$59,382	$56,331	$56,337	$48,619	$39,912
(a)On air or under contract. Updated from second quarter of 2023 as a result of Sprint Cancellations. See "Non-GAAP Measures and Other Information" for our definition of Sprint Cancellations.
(b)Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.
(c)Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.
(d)Calculated as the product of (1) common shares outstanding, at period end and (2) period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

ANNUALIZED FOURTH QUARTER DIVIDENDS PER SHARE(a)

EXECUTIVE MANAGEMENT TEAM
	Age	Years with Company	Position
Jay A. Brown	50	24	President and Chief Executive Officer
Daniel K. Schlanger	49	7	Executive Vice President and Chief Financial Officer
Christopher D. Levendos	56	5	Executive Vice President and Chief Operating Officer
Michael J. Kavanagh	55	13	Executive Vice President and Chief Commercial Officer
Philip M. Kelley	50	26	Executive Vice President - Corporate Development and Strategy
Edward B. Adams, Jr.	54	6	Executive Vice President and General Counsel
Laura B. Nichol	63	9	Executive Vice President - Business Support

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
P. Robert Bartolo	Chair	Audit, Compensation, Strategy	51	9
Jay A. Brown	Director		50	7
Cindy Christy	Director	Compensation, NESG(b), Strategy	57	16
Ari Q. Fitzgerald	Director	Compensation, NESG(b), Strategy	60	21
Andrea J. Goldsmith	Director	NESG(b), Strategy	59	5
Tammy K. Jones	Director	Audit, NESG(b), Strategy	58	2
Kevin T. Kabat	Director	Compensation, NESG(b)	66	<1
Anthony J. Melone	Director	Audit, NESG(b), Strategy	63	8
W. Benjamin Moreland	Director	Strategy	60	17
Maria M. Pope	Director	Audit	58	<1
Kevin A. Stephens	Director	Audit, Compensation, Strategy	61	2
Matthew Thornton III	Director	Compensation, Strategy	65	2
(a)Based on the dividends declared during the fourth quarter of each of the respective years presented, annualized. All future dividends are subject to declaration by our board of directors.
(b)Nominating, Environmental, Social and Governance Committee.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Brendan Lynch (212) 526-9428	BMO Capital Markets Ari Klein (212) 885-4103
Citigroup Michael Rollins (212) 816-1116	Credit Suisse Douglas Mitchelson (212) 325-7542	Deutsche Bank Matthew Niknam (212) 250-4711
Goldman Sachs Brett Feldman (212) 902-8156	Green Street David Guarino (949) 640-8780	Jefferies Jonathan Petersen (212) 284-1705
JPMorgan Philip Cusick (212) 622-1444	KeyBanc Brandon Nispel (503) 821-3871	LightShed Partners Walter Piecyk (646) 450-9258
MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Jonathan Chaplin (212) 921-9876
Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589	TD Cowen Gregory Williams (646) 562-1367
UBS Batya Levi (212) 713-8824	Wells Fargo Securities, LLC Eric Luebchow (312) 630-2386	Wolfe Research Andrew Rosivach (646) 582-9350
Rating Agencies
Fitch Salone Seghal (312) 368-3137	Moody’s Lori Marks (212) 553-1098	Standard & Poor’s Ryan Gilmore (212) 438-0602

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

OUTLOOK
(in millions, except per share amounts)	Full Year 2023 Outlook(a)			Full Year 2024 Outlook(a)
Site rental billings(b)	$5,631	to	$5,671	$5,740	to	$5,780
Amortization of prepaid rent	$570	to	$580	$410	to	$435
Straight-lined revenues	$264	to	$284	$175	to	$200
Site rental revenues	$6,488	to	$6,533	$6,347	to	$6,392
Site rental costs of operations(c)	$1,633	to	$1,678	$1,686	to	$1,731
Services and other gross margin	$120	to	$150	$65	to	$95
Net income (loss)	$1,429	to	$1,509	$1,213	to	$1,293
Net income (loss) per share—diluted	$3.29	to	$3.47	$2.79	to	$2.97
Adjusted EBITDA(d)	$4,399	to	$4,444	$4,138	to	$4,188
Depreciation, amortization and accretion	$1,712	to	$1,807	$1,680	to	$1,775
Interest expense and amortization of deferred financing costs, net(e)	$834	to	$869	$933	to	$978
FFO(d)	$3,183	to	$3,218	$2,951	to	$2,996
AFFO(d)	$3,261	to	$3,296	$2,980	to	$3,030
AFFO per share(d)	$7.50	to	$7.58	$6.85	to	$6.97

OUTLOOK FOR COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions; totals may not sum due to rounding)	Full Year 2023 Outlook(a)			Full Year 2024 Outlook(a)
Components of changes in site rental revenues:
Prior year site rental billings excluding payments for Sprint Cancellations(b)	$5,310			$5,486
Prior year payments for Sprint Cancellations(b)	$—			$165
Prior year site rental billings(b)	$5,310			$5,651

Core leasing activity(b)	$275	to	$305	$305	to	$335
Escalators	$90	to	$100	$95	to	$105
Non-renewals(b)	$(175)	to	$(155)	$(165)	to	$(145)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(b)	$205	to	$235	$245	to	$285
Payments for Sprint Cancellations(b)(f)	$160	to	$170	$(170)	to	$(160)
Non-renewals associated with Sprint Cancellations(b)(f)	$(25)	to	$(25)	$(10)	to	$(10)
Organic Contribution to Site Rental Billings(b)	$340	to	$380	$70	to	$110
Straight-lined revenues	$264	to	$284	$175	to	$200
Amortization of prepaid rent	$570	to	$580	$410	to	$435
Acquisitions(g)	—			—
Other	—			—
Total site rental revenues	$6,488	to	$6,533	$6,347	to	$6,392

Year-over-year changes in revenues:(h)
Site rental revenues as a percentage of prior year site rental revenues	3.5%			(2.2)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings excluding payments for Sprint Cancellations(b)	4.1%			4.8%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(b)	6.8%			1.6%
(a)As issued on October 18, 2023.
(b)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(c)Exclusive of depreciation, amortization and accretion.
(d)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.
(e)See our reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(f)Full year 2023 Outlook reflects approximately $70 million and $100 million of payments for Sprint Cancellations that relate to fiber solutions and small cells, respectively, and $10 million and $15 million of non-renewals associated with Sprint Cancellations that relate to fiber solutions and small cells, respectively. These payments are non-recurring and therefore reduce full year 2024 Organic Contribution to Site Rental Billings by the same amount.
(g)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.
(h)Calculated based on midpoint of respective full year Outlook where applicable.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

OUTLOOK FOR COMPONENTS OF CHANGES IN SITE RENTAL REVENUES BY LINE OF BUSINESS
	Full Year 2023 Outlook(a)
	Towers Segment			Fiber Segment
(dollars in millions)				Small Cells			Fiber Solutions
Core leasing activity(b)	$125	to	$135	$30	to	$40	$120	to	$130
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(b)(c)(d)	5%			8%			—%
Organic Contribution to Site Rental Billings(b)(d)	5%			25%			5%

	Full Year 2024 Outlook(a)
	Towers Segment			Fiber Segment
(dollars in millions)				Small Cells			Fiber Solutions
Core leasing activity(b)	$105	to	$115	$55	to	$65	$145	to	$155
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings excluding payments for Sprint Cancellations(b)(d)	4.5%			13%			3%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(b)(d)	4.5%			-9%			-3%

OUTLOOK FOR CAPITAL EXPENDITURES
	Full Year 2023 Outlook(a)(e)
(in millions)	Towers Segment	Fiber Segment			Total
Capital expenditures	~$200	~$1,100	to	$1,200	$1,300	to	$1,400
Less: Prepaid rent additions(f)	~$100	~$300			~$400
Capital expenditures less prepaid rent additions	~$100	~$800	to	$900	$900	to	$1,000

	Full Year 2024 Outlook(a)(e)
(in millions)	Towers Segment	Fiber Segment			Total
Capital expenditures	~$180	$1,350	to	$1,450	$1,530	to	$1,630
Less: Prepaid rent additions(f)	~$80	~$350			~$430
Capital expenditures less prepaid rent additions	~$100	$1,000	to	$1,100	$1,100	to	$1,200

OUTLOOK FOR COMPONENTS OF INTEREST EXPENSE
(in millions)	Full Year 2023 Outlook(a)			Full Year 2024 Outlook(a)
Interest expense on debt obligations	$824	to	$854	$922	to	$962
Amortization of deferred financing costs and adjustments on long-term debt	$20	to	$30	$20	to	$30
Capitalized interest	$(18)	to	$(8)	$(17)	to	$(7)
Interest expense and amortization of deferred financing costs, net	$834	to	$869	$933	to	$978
(a)As issued on October 18, 2023.
(b)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(c)Full year 2023 Outlook reflects approximately $70 million and $100 million of payments for Sprint Cancellations that related to fiber solutions and small cells, respectively, and $10 million and $15 million of non-renewals associated with Sprint Cancellations that related to fiber solutions and small cells, respectively.
(d)Calculated based on midpoint of full year Outlook.
(e)Outlook reflects discretionary capital expenditures, exclusive of sustaining capital expenditures. See "Non-GAAP Measures and Other Information" for our definitions of discretionary capital expenditures and sustaining capital expenditures.
(f)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED SUMMARY FINANCIAL HIGHLIGHTS
	2022				2023
(in millions, except per share amounts)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net revenues:
Site rental
Site rental billings(a)	$1,319	$1,304	$1,338	$1,348	$1,404	$1,460	$1,393
Amortization of prepaid rent	141	143	140	145	137	188	126
Straight-lined revenues	116	120	90	85	83	80	58
Total site rental	1,576	1,567	1,568	1,578	1,624	1,728	1,577
Services and other	166	167	178	186	149	139	90
Net revenues	$1,742	$1,734	$1,746	$1,764	$1,773	$1,867	$1,667

Select operating expenses:
Costs of operations(b)
Site rental exclusive of straight-lined expenses	$377	$383	$387	$382	$398	$406	$403
Straight-lined expenses	19	19	18	18	17	18	17
Total site rental	396	402	405	400	415	424	420
Services and other	113	112	119	122	104	98	66
Total costs of operations	509	514	524	522	519	522	486
Selling, general and administrative	$181	$190	$187	$192	$195	$210	$176

Net income (loss)	$421	$421	$419	$413	$418	$455	$265
Adjusted EBITDA(c)	1,095	1,078	1,077	1,090	1,104	1,188	1,047
Depreciation, amortization and accretion	420	427	430	431	431	445	439
Interest expense and amortization of deferred financing costs, net	164	165	177	192	202	208	217
FFO(c)	843	842	838	838	835	901	698
AFFO(c)	$812	$783	$804	$802	$828	$891	$767

Weighted-average common shares outstanding— diluted	434	434	434	434	434	434	434

Net income (loss) per share—diluted	$0.97	$0.97	$0.97	$0.95	$0.97	$1.05	$0.61
AFFO per share(c)	$1.87	$1.80	$1.85	$1.85	$1.91	$2.05	$1.77
(a)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(b)Exclusive of depreciation, amortization and accretion.
(c)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2022				2023
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Components of changes in site rental revenues:
Prior year site rental billings(a)	$1,243	$1,245	$1,270	$1,290	$1,318	$1,304	$1,339

Core leasing activity(a)	92	75	79	73	57	73	66
Escalators	25	22	30	27	24	24	24
Non-renewals(a)	(42)	(39)	(42)	(43)	(42)	(42)	(37)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	75	58	67	57	39	54	53
Payments for Sprint Cancellations(a)(b)	—	—	—	—	48	106	6
Non-renewals associated with Sprint Cancellations(a)(b)	—	—	—	—	(2)	(6)	(6)
Organic Contribution to Site Rental Billings(a)	75	58	67	57	85	155	53
Straight-lined revenues	116	120	90	85	83	80	58
Amortization of prepaid rent	141	143	140	145	137	188	126
Acquisitions(c)	1	1	1	1	1	1	1
Other	—	—	—	—	—	—	—
Total site rental revenues	$1,576	$1,567	$1,568	$1,578	$1,624	$1,728	$1,577

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	15.1%	10.0%	8.1%	7.1%	3.0%	10.3%	0.6%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	6.1%	4.7%	5.3%	4.3%	2.9%	4.2%	4.0%
Organic Contribution to Site Rental Billings(a)	6.1%	4.7%	5.3%	4.3%	6.4%	11.9%	3.9%

CONSOLIDATED SUMMARY OF CAPITAL EXPENDITURES(a)
	2022				2023
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$250	$267	$302	$343	$311	$338	$312
Purchases of land interests	10	15	12	16	15	23	13
Total discretionary capital expenditures	260	282	314	359	326	361	325
Sustaining capital expenditures	21	21	23	30	15	18	22
Total capital expenditures	281	303	337	389	341	379	347
Less: Prepaid rent additions(d)	72	62	63	99	81	84	80
Capital expenditures less prepaid rent additions	$209	$241	$274	$290	$260	$295	$267
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations, discretionary capital expenditures and sustaining capital expenditures.
(b)In the third quarter 2023, we received $6 million of payments for Sprint Cancellations that relate to fiber solutions, and $5 million and $2 million of non-renewals associated with Sprint Cancellations that relate to small cells and fiber solutions, respectively.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.
(d)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED RETURN ON INVESTED CAPITAL(a)
(as of September 30, 2023; dollars in millions)	Q3 2023 LQA	Q3 2022 LQA
Adjusted EBITDA(b)	$4,188	$4,308
Cash taxes (paid) refunded	(11)	(6)
Adjusted EBITDA less cash taxes paid	$4,177	$4,302

Historical gross investment in property and equipment(c)	$28,463	$27,187
Historical gross investment in site rental contracts and tenant relationships	7,866	7,841
Historical gross investment in goodwill	10,085	10,087
Consolidated Invested Capital(a)	$46,414	$45,115

Consolidated Return on Invested Capital(a)	9.0%	9.5%

CONSOLIDATED TENANT OVERVIEW
(as of September 30, 2023)	Percentage of Q3 2023 LQA Site Rental Revenues	Weighted Average Current Term Remaining(d)	Long-Term Credit Rating (S&P / Moody’s)
T-Mobile	35%	8	BBB / Baa2
AT&T	19%	5	BBB / Baa2
Verizon	20%	7	BBB+ / Baa1
All Others Combined	26%	4	N/A
Total / Weighted Average	100%	6

CONSOLIDATED ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(e)
	Years Ending December 31,
(as of September 30, 2023; in millions)	2024	2025	2026	2027
T-Mobile	$32	$239	$51	$58
AT&T	17	19	29	29
Verizon	23	32	35	30
All Others Combined	225	193	173	88
Total	$297	$483	$288	$205
(a)See "Non-GAAP Measures and Other Information" for further information on, and our definitions and calculations of, Consolidated Return on Invested Capital and Consolidated Invested Capital.
(b)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss).
(c)Historical gross investment in property and equipment excludes the impact of construction in process.
(d)Weighted by site rental revenues and excludes renewals at the tenants' option.
(e)Reflects lease renewals by year by tenant; dollar amounts represent annualized cash site rental revenues from assumed renewals or extensions as reflected in "Projected Revenues from Tenant Contracts" below.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED PROJECTED REVENUES FROM TENANT CONTRACTS(a)
	Years Ending December 31,
(as of September 30, 2023; in millions)	2024	2025	2026	2027
Components of site rental revenues:
Site rental billings(b)	$5,646	$5,601	$5,716	$5,833
Amortization of prepaid rent	370	284	242	202
Straight-lined revenues	176	47	(61)	(174)
Site rental revenues	$6,192	$5,932	$5,897	$5,861

CONSOLIDATED PROJECTED EXPENSES FROM EXISTING GROUND LEASES AND FIBER ACCESS AGREEMENTS(c)
	Years Ending December 31,
(as of September 30, 2023; in millions)	2024	2025	2026	2027
Components of ground lease and fiber access agreement expenses:
Ground lease and fiber access agreement expenses exclusive of straight-lined expenses	$1,021	$1,041	$1,063	$1,085
Straight-lined expenses	54	43	30	19
Ground lease and fiber access agreement expenses	$1,075	$1,084	$1,093	$1,104
(a)Based on tenant licenses in place as of September 30, 2023. All tenant licenses are assumed to renew for a new term no later than the respective current term end date, and as such, projected revenues do not reflect the impact of estimated annual churn. CPI-linked tenant contracts are assumed to escalate at 3% per annum.
(b)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(c)Based on existing ground leases and fiber access agreements as of September 30, 2023. CPI-linked contracts are assumed to escalate at 3% per annum.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CAPITALIZATION OVERVIEW
(as of September 30, 2023; dollars in millions)	Face Value(a)	Fixed vs. Variable	Interest Rate(b)	Debt to LQA Adjusted EBITDA(c)	Maturity
Cash, cash equivalents and restricted cash	$289

Senior Secured Notes, Series 2009-1, Class A-2(d)	41	Fixed	9.0%		2029
Senior Secured Tower Revenue Notes, Series 2015-2(e)	700	Fixed	3.7%		2045
Senior Secured Tower Revenue Notes, Series 2018-2(e)	750	Fixed	4.2%		2048
Finance leases and other obligations	264	Fixed	Various		Various
Total secured debt	$1,755		4.1%	0.4x
2016 Revolver(f)	160	Variable	6.5%		2027
2016 Term Loan A(g)	1,169	Variable	6.5%		2027
Commercial Paper Notes(h)	1,803	Variable	6.1%		2023
3.200% Senior Notes	750	Fixed	3.2%		2024
1.350% Senior Notes	500	Fixed	1.4%		2025
4.450% Senior Notes	900	Fixed	4.5%		2026
3.700% Senior Notes	750	Fixed	3.7%		2026
1.050% Senior Notes	1,000	Fixed	1.1%		2026
2.900% Senior Notes	750	Fixed	2.9%		2027
4.000% Senior Notes	500	Fixed	4.0%		2027
3.650% Senior Notes	1,000	Fixed	3.7%		2027
5.000% Senior Notes	1,000	Fixed	5.0%		2028
3.800% Senior Notes	1,000	Fixed	3.8%		2028
4.800% Senior Notes	600	Fixed	4.8%		2028
4.300% Senior Notes	600	Fixed	4.3%		2029
3.100% Senior Notes	550	Fixed	3.1%		2029
3.300% Senior Notes	750	Fixed	3.3%		2030
2.250% Senior Notes	1,100	Fixed	2.3%		2031
2.100% Senior Notes	1,000	Fixed	2.1%		2031
2.500% Senior Notes	750	Fixed	2.5%		2031
5.100% Senior Notes	750	Fixed	5.1%		2033
2.900% Senior Notes	1,250	Fixed	2.9%		2041
4.750% Senior Notes	350	Fixed	4.8%		2047
5.200% Senior Notes	400	Fixed	5.2%		2049
4.000% Senior Notes	350	Fixed	4.0%		2049
4.150% Senior Notes	500	Fixed	4.2%		2050
3.250% Senior Notes	900	Fixed	3.3%		2051
Total unsecured debt	$21,132		3.8%	5.0x
Net Debt(i)	$22,598		3.8%	5.4x
Market Capitalization(j)	39,912
Firm Value(k)	$62,510
(a)Net of required principal amortizations.
(b)Represents the weighted-average stated interest rate, as applicable, exclusive of finance leases and other obligations.
(c)Represents the applicable amount of debt divided by Last Quarter Annualized Adjusted EBITDA. See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt to Last Quarter Annualized Adjusted EBITDA.
(d)The Senior Secured Notes, 2009-1, Class A-2 principal amortizes over a period ending in August 2029.
(e)If the respective series of Tower Revenue Notes are not paid in full on or prior to an applicable anticipated repayment date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, 2015-2 and 2018-2 have anticipated repayment dates in 2025 and 2028, respectively. Notes are prepayable at par if voluntarily repaid within eighteen months of maturity; earlier prepayment may require additional consideration.
(f)As of September 30, 2023, the undrawn availability under the $7.0 billion 2016 Revolver was $6.8 billion. The Company pays a commitment fee on the undrawn available amount, which as of September 30, 2023 ranged from 0.080% to 0.300%, based on the Company's senior unsecured debt rating, per annum.
(g)The 2016 Term Loan A principal amortizes over a period ending in July 2027.
(h)As of September 30, 2023, the Company had $0.2 billion available for issuance under the $2.0 billion unsecured commercial paper program ("CP Program"). The maturities of the Commercial Paper Notes ("CP Notes"), when outstanding, may vary but may not exceed 397 days from the date of issue.
(i)See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt.
(j)Market capitalization calculated based on $92.03 closing price and 434 million shares outstanding as of September 30, 2023.
(k)Represents the sum of Net Debt and market capitalization. See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

DEBT MATURITY OVERVIEW(a)(b)
(as of September 30, 2023; in millions)
(a)Where applicable, maturities reflect the respective anticipated repayment dates of the Tower Revenue Notes; excludes finance leases and other obligations; amounts presented at face value, net of required principal amortizations and repurchases held at the Company.
(b)The $1.8 billion outstanding in CP Notes have been excluded from this overview. Amounts available under the CP Program may be borrowed, repaid and re-borrowed from time to time. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

LIQUIDITY OVERVIEW(a)
(in millions)	September 30, 2023
Cash, cash equivalents, and restricted cash(b)	$289
Undrawn 2016 Revolver availability(c)	6,802
Total debt and other obligations (current and non-current)(d)	22,730
Total equity	6,669

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(e)	Covenant Level Requirement		As of September 30, 2023
Maintenance Financial Covenants(f)
2016 Credit Facility	CCI	Total Net Leverage Ratio	≤ 6.50x		5.1x
2016 Credit Facility	CCI	Total Senior Secured Leverage Ratio	≤ 3.50x		0.3x
2016 Credit Facility	CCI	Consolidated Interest Coverage Ratio(g)	N/A		N/A

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(h)	17.7x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(h)	17.7x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(h)	24.4x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(i)	17.7x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(i)	17.7x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(i)	24.4x
(a)In addition, we have the following sources of liquidity:
i.In March 2021, we established an at-the-market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $750 million to or through sales agents. No shares of common stock have been sold under the ATM Program.
ii.In April 2019, we established a CP Program through which we may issue short term, unsecured CP Notes. Amounts available under the CP Program may be issued, repaid and re-issued from time to time, with the aggregate principal amount of CP Notes outstanding under the CP Program at any time not to exceed $2.0 billion. As of September 30, 2023, there were $1.8 billion of CP Notes outstanding under our CP Program. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.
(b)Inclusive of $5 million included within "Other assets, net" on our condensed consolidated balance sheet.
(c)Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, the credit agreement governing our 2016 Revolver.
(d)See "Non-GAAP Measures and Other Information" for further information on, and reconciliation to, Net Debt.
(e)As defined in the respective debt agreement. In the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR." Total Net Leverage Ratio, Total Senior Secured Leverage Ratio and all DSCR ratios are calculated using the trailing twelve months.
(f)Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.
(g)Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.
(h)The 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes or 2009 Securitized Notes, respectively.
(i)Rating Agency Confirmation (as defined in the respective debt agreement) is required.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

(as of September 30, 2023; dollars in millions) INTEREST RATE EXPOSURE(a)
Fixed Rate Debt		Floating Rate Debt
Face value of principal outstanding(b)	$19,491	Face value of principal outstanding(b)	$3,132
% of total debt	86%	% of total debt	14%
Weighted average interest rate	3.5%	Weighted average interest rate(c)	6.2%

Upcoming maturities:	2024	Interest rate sensitivity of 25 bps increase in interest rates:
Face value of principal outstanding(b)	$750	Full year effect(d)	$7.8
Weighted average interest rate	3.2%

COMPONENTS OF INTEREST EXPENSE
	2022				2023
(in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Interest expense on debt obligations	$160	$161	$174	$189	$198	$205	$213
Amortization of deferred financing costs and adjustments on long-term debt	7	7	6	6	7	7	8
Capitalized interest	(3)	(3)	(3)	(3)	(3)	(4)	(4)
Interest expense and amortization of deferred financing costs, net	$164	$165	$177	$192	$202	$208	$217
(a)Excludes finance leases and other obligations; assumes no default.
(b)Net of required principal amortizations.
(c)In June 2021, the Company entered into an amendment to the credit agreement governing our 2016 Credit Facility that provided for, among other things, a reduction to the interest rate spread ("Spread") of up to 0.05% if the Company meets specified annual sustainability targets ("Targets") and an increase to the Spread of up to 0.05% if the Company fails to meet specified annual sustainability thresholds ("Thresholds"). In January 2023, the Company submitted the required documentation and received confirmation from its administrative agent that all Targets were met as of December 31, 2022, and, as such, the Spread reduction was maintained for 2023. The weighted average interest rate reflects the reduced Spread.
(d)Represents incremental interest expense over a 12-month period based on a hypothetical interest rate increase of 25 bps on face value of variable indebtedness outstanding as of September 30, 2023; assumes no debt maturities.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT SUMMARY FINANCIAL HIGHLIGHTS
	2022				2023
(in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Segment net revenues:
Site rental
Site rental billings(a)	$880	$878	$915	$922	$926	$929	$956
Amortization of prepaid rent	79	80	80	80	72	67	61
Straight-lined revenues	116	120	89	84	83	84	57
Total site rental	1,075	1,078	1,084	1,086	1,081	1,080	1,074
Services and other	163	164	175	183	146	124	86
Net revenues	$1,238	$1,242	$1,259	$1,269	$1,227	$1,204	$1,160

Segment operating expenses:
Costs of operations(b)
Site rental exclusive of straight-lined expenses	$206	$213	$212	$213	$217	$226	$219
Straight-lined expenses	19	19	18	17	17	17	17
Total site rental	225	232	230	230	234	243	236
Services and other	109	107	114	117	99	92	61
Total costs of operations	334	339	344	347	333	335	297
Selling, general and administrative(c)	28	28	28	30	31	30	24

Segment operating profit(d)	$876	$875	$887	$892	$863	$839	$839
(a)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(b)Exclusive of (1) depreciation, amortization and accretion, (2) stock-based compensation expense, net and (3) prepaid lease purchase price adjustments. See "Segment Operating Results" for further information.
(c)Exclusive of stock-based compensation expense, net. See "Segment Operating Results" for further information.
(d)See "Non-GAAP Measures and Other Information" and "Segment Operating Results" for further information on, and our definition and calculation of, segment operating profit.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2022				2023
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Components of changes in site rental revenues:
Prior year site rental billings(a)	$827	$830	$853	$866	$879	$877	$915

Core leasing activity(a)	41	37	42	40	32	38	25
Escalators	23	20	28	25	22	22	22
Non-renewals(a)	(12)	(10)	(9)	(10)	(8)	(8)	(7)
Organic Contribution to Site Rental Billings(a)	52	47	61	55	46	51	40
Straight-lined revenues	116	120	89	84	83	84	57
Amortization of prepaid rent	79	80	80	80	72	67	61
Acquisitions(b)	1	1	1	1	1	1	1
Other	—	—	—	—	—	—	—
Total site rental revenues	$1,075	$1,078	$1,084	$1,086	$1,081	$1,080	$1,074

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	20.0%	13.2%	11.5%	10.3%	0.6%	0.2%	(0.9)%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(a)	6.4%	5.7%	7.2%	6.2%	5.2%	5.8%	4.4%

TOWERS SEGMENT SUMMARY OF CAPITAL EXPENDITURES(a)
	2022				2023
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$35	$27	$30	$29	$33	$34	$34
Purchases of land interests	10	15	12	16	15	23	13
Total discretionary capital expenditures	45	42	42	45	48	57	47
Sustaining capital expenditures	2	3	3	3	2	4	2
Total capital expenditures	47	45	45	48	50	61	49
Less: Prepaid rent additions(c)	22	23	20	23	22	25	25
Capital expenditures less prepaid rent additions	$25	$22	$25	$25	$28	$36	$24
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Organic Contribution to Site Rental Billings, discretionary capital expenditures and sustaining capital expenditures.
(b)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, until the one-year anniversary of such acquisitions.
(c)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT PORTFOLIO HIGHLIGHTS
(as of September 30, 2023)
Number of towers (in thousands)(a)	40
Average number of tenants per tower	2.5
Remaining contracted tenant receivables (in billions)(b)	$35
Weighted average remaining tenant contract term (years)(b)(c)	6
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned(d)	59% / 41%
Weighted average maturity of ground leases (years)(d)(e)	35

TOWERS SEGMENT CASH YIELD ON INVESTED CAPITAL(f)
(as of September 30, 2023; dollars in millions)	Q3 2023 LQA	Q3 2022 LQA
Segment site rental gross margin(g)	$3,352	$3,416
Less: Amortization of prepaid rent	(244)	(320)
Less: Straight-lined revenues	(228)	(356)
Add: Straight-lined expenses	68	72
Numerator	$2,948	$2,812

Segment net investment in property and equipment(h)	$13,395	$13,205
Segment investment in site rental contracts and tenant relationships	4,576	4,554
Segment investment in goodwill(i)	5,351	5,351
Segment Net Invested Capital(f)	$23,322	$23,110

Segment Cash Yield on Invested Capital(f)	12.6%	12.2%

SUMMARY OF TOWER PORTFOLIO BY VINTAGE(j)
(as of September 30, 2023; dollars in thousands)	Acquired and Built 2006 and Prior	Acquired and Built 2007 to Present
Cash yield(k)	21%	10%
Number of tenants per tower	3.0	2.3
Last quarter annualized average cash site rental revenue per tower(l)	$134	$80
Last quarter annualized average site rental gross cash margin per tower(m)	$115	$57
Net invested capital per tower(n)	$559	$581
Number of towers	11,205	28,844
(a)Excludes third-party land interests.
(b)Excludes renewal terms at tenants' option.
(c)Weighted by site rental revenues.
(d)Weighted by towers site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(e)Includes all renewal terms at the Company's option.
(f)See "Non-GAAP Measures and Other Information" for further information on, and our definitions and calculations of, Segment Cash Yield on Invested Capital and Segment Net Invested Capital.
(g)See "Segment Operating Results" and "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, segment site rental gross margin.
(h)Segment net investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions).
(i)Segment investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
(j)All tower portfolio figures are calculated exclusively for the Company’s towers and rooftops and do not give effect to other activities within the Company’s Towers segment.
(k)Cash yield is calculated as last quarter annualized site rental gross margin, exclusive of straight-lined revenues, amortization of prepaid rent, and straight-lined expenses, divided by invested capital net of the amount of prepaid rent received from tenants.
(l)Exclusive of straight-lined revenues and amortization of prepaid rent.
(m)Exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(n)Reflects gross total assets (including incremental capital invested by the Company since time of acquisition or construction completion), less any prepaid rent. Inclusive of invested capital related to land at the tower site.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

GROUND INTEREST OVERVIEW
(as of September 30, 2023; dollars in millions)	LQA Cash Site Rental Revenues(a)	Percentage of LQA Cash Site Rental Revenues(a)	LQA Towers Segment Site Rental Gross Cash Margin(b)	Percentage of LQA Towers Segment Site Rental Gross Cash Margin(b)	Number of Towers(c)	Percentage of Towers	Weighted Average Term Remaining (by years)(d)
Less than 10 years	$430	11%	$234	8%	5,575	14%
10 to 20 years	544	14%	344	12%	6,046	15%
Greater than 20 years	1,561	41%	1,140	39%	16,873	42%
Total leased	$2,534	66%	$1,718	59%	28,494	71	35

Owned	$1,280	34%	$1,203	41%	11,555	29%
Total / Average	$3,814	100%	$2,921	100%	40,049	100%
(a)Exclusive of straight-lined revenues and amortization of prepaid rent.
(b)Exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(c)Excludes third-party land interests.
(d)Includes all renewal terms at the Company's option and weighted by towers site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT SUMMARY FINANCIAL HIGHLIGHTS
	2022				2023
(in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Segment net revenues:
Site rental
Site rental billings(a)	$439	$426	$423	$426	$478	$531	$436
Amortization of prepaid rent	62	63	60	65	65	121	66
Straight-lined revenues	—	—	1	1	—	(4)	1
Total site rental	501	489	484	492	543	648	503
Services and other	3	3	3	3	3	15	4
Net revenues	$504	$492	$487	$495	$546	$663	$507

Segment operating expenses
Costs of operations(b)
Site rental exclusive of straight-lined expenses	$162	$162	$166	$161	$172	$170	$175
Straight-lined expenses	—	—	—	—	—	1	—
Total site rental	162	162	166	161	172	171	175
Services and other	2	2	3	2	2	3	3
Total costs of operations	164	164	169	163	174	174	178
Selling, general and administrative(c)	47	46	47	50	49	51	48

Segment operating profit(d)	$293	$282	$271	$282	$323	$438	$281
(a)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(b)Exclusive of (1) depreciation, amortization and accretion, (2) stock-based compensation expense, net and (3) prepaid lease purchase price adjustments. See "Segment Operating Results" for further information.
(c)Exclusive of stock-based compensation expense, net. See "Segment Operating Results" for further information.
(d)See "Non-GAAP Measures and Other Information" and "Segment Operating Results" for further information on, and our definition and calculation of, segment operating profit.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2022				2023
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Components of changes in site rental revenues:
Prior year site rental billings(a)	$416	$415	$417	$424	$439	$427	$424

Core leasing activity(a)	51	38	37	33	25	36	41
Escalators	2	2	2	2	2	2	2
Non-renewals(a)	(30)	(29)	(33)	(33)	(34)	(34)	(30)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	23	11	6	2	(7)	3	13
Payments for Sprint Cancellations(a)(b)	—	—	—	—	48	106	6
Non-renewals associated with Sprint Cancellations(a)(b)	—	—	—	—	(2)	(6)	(6)
Organic Contribution to Site Rental Billings(a)	23	11	6	2	39	104	12
Straight-lined revenues	—	—	1	1	—	(4)	1
Amortization of prepaid rent	62	63	60	65	65	121	66
Acquisitions(c)	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—
Total site rental revenues	$501	$489	$484	$492	$543	$648	$503

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	5.7%	3.4%	1.0%	0.6%	8.4%	32.5%	3.9%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	5.5%	2.9%	1.5%	0.5%	(1.6)%	0.8%	3.0%
Organic Contribution to Site Rental Billings(a)	5.5%	2.9%	1.5%	0.5%	8.8%	24.3%	2.9%

FIBER SEGMENT SUMMARY OF CAPITAL EXPENDITURES(a)
	2022				2023
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$209	$235	$267	$307	$272	$298	$273
Purchases of land interests	—	—	—	—	—	—	—
Total discretionary capital expenditures	209	235	267	307	272	298	273
Sustaining capital expenditures	13	12	10	6	7	8	14
Total capital expenditures	222	247	277	313	279	306	287
Less: Prepaid rent additions(d)	50	39	43	76	59	59	55
Capital expenditures less prepaid rent additions	$172	$208	$234	$237	$220	$247	$232
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations, discretionary capital expenditures and sustaining capital expenditures.
(b)In the third quarter 2023, we received $6 million of payments for Sprint Cancellations that relate to fiber solutions, and $5 million and $2 million of non-renewals associated with Sprint Cancellations that relate to small cells and fiber solutions, respectively.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.
(d)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT REVENUE DETAIL BY LINE OF BUSINESS
	2022				2023
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Small Cells
Site rental revenues:
Site rental billings(a)	$108	$108	$109	$111	$113	$211	$113
Amortization of prepaid rent	47	48	45	50	48	102	45
Straight-lined revenues	—	—	—	—	(1)	(6)	(1)
Total site rental revenues	155	156	154	161	160	308	157
Services and other revenues	3	2	2	3	3	15	3
Net revenues	$158	$158	$156	$164	$163	$323	$160

Components of changes in site rental revenues:
Prior year site rental billings(a)	$100	$100	$104	$109	$108	$109	$109

Core leasing activity(a)	7	8	5	3	6	6	8
Escalators	2	2	2	2	2	2	2
Non-renewals(a)	(1)	(2)	(2)	(3)	(3)	(2)	(1)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	8	8	5	2	5	5	8
Payments for Sprint Cancellations(a)	—	—	—	—	—	101	—
Non-renewals associated with Sprint Cancellations(a)(b)	—	—	—	—	—	(4)	(5)
Organic Contribution to Site Rental Billings(a)	8	8	5	2	5	102	3
Straight-lined revenues	—	—	—	—	(1)	(6)	(1)
Amortization of prepaid rent	47	48	45	50	48	102	45
Acquisitions(c)	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—
Total site rental revenues	$155	$156	$154	$161	$160	$308	$157

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	8.4%	8.3%	1.3%	1.9%	3.2%	97.4%	1.9%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	7.3%	8.2%	4.1%	2.2%	4.5%	5.0%	7.3%
Organic Contribution to Site Rental Billings(a)	7.3%	8.2%	4.1%	2.2%	4.5%	93.6%	3.1%
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(b)Reflects non-renewals associated with Sprint Cancellations of $5 million in the third quarter 2023 related to small cells.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT REVENUE DETAIL BY LINE OF BUSINESS CONTINUED
	2022				2023
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Fiber Solutions
Site rental revenues:
Site rental billings(a)	$331	$318	$314	$315	$365	$320	$323
Amortization of prepaid rent	15	15	15	15	17	19	20
Straight-lined revenues	—	—	1	1	1	2	2
Total site rental revenues	346	333	330	331	383	340	346
Services and other revenues	—	1	1	—	—	—	1
Net revenues	$346	$334	$331	$331	$383	$340	$347

Components of changes in site rental revenues:
Prior year site rental billings(a)	$315	$314	$312	$315	$331	$318	$315

Core leasing activity(a)	45	31	33	30	19	30	34
Escalators	—	—	—	—	—	—	—
Non-renewals(a)	(29)	(27)	(31)	(30)	(31)	(32)	(29)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	16	4	2	—	(12)	(2)	5
Payments for Sprint Cancellations(a)(b)	—	—	—	—	48	5	6
Non-renewals associated with Sprint Cancellations(a)(b)	—	—	—	—	(2)	(2)	(2)
Organic Contribution to Site Rental Billings(a)	16	4	2	—	34	1	9
Straight-lined revenues	—	—	1	1	1	2	2
Amortization of prepaid rent	15	15	15	15	17	19	20
Acquisitions(c)	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—
Total site rental revenues	$346	$333	$330	$331	$383	$340	$346

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	4.5%	1.2%	0.9%	—%	10.7%	2.1%	4.8%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	4.9%	1.2%	0.7%	—%	(3.6)%	(0.7)%	1.5%
Organic Contribution to Site Rental Billings(a)	4.9%	1.2%	0.7%	—%	10.2%	0.4%	2.8%
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(b)Reflects payments received and non-renewals associated with Sprint Cancellations of $6 million and $2 million, respectively, in the third quarter 2023 related to fiber solutions.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT PORTFOLIO HIGHLIGHTS
(as of September 30, 2023)
Number of route miles of fiber (in thousands)	85
Number of small cells on air or under contract (in thousands)(a)	115
Remaining contracted tenant receivables (in billions)(b)	$5
Weighted average remaining tenant contract term (years)(b)(c)	3

FIBER SEGMENT CASH YIELD ON INVESTED CAPITAL(d)
(as of September 30, 2023; dollars in millions)	Q3 2023 LQA	Q3 2022 LQA
Segment site rental gross margin(e)	$1,312	$1,272
Less: Amortization of prepaid rent	(264)	(240)
Less: Straight-lined revenues	(4)	(4)
Add: Straight-lined expenses	—	—
Add: Indirect labor costs(f)	104	116
Numerator	$1,148	$1,144

Segment net investment in property and equipment(g)	$9,313	$8,537
Segment investment in site rental contracts and tenant relationships	3,290	3,287
Segment investment in goodwill(h)	4,080	4,082
Segment Net Invested Capital(d)	$16,683	$15,906

Segment Cash Yield on Invested Capital(d)	6.9%	7.2%

FIBER SOLUTIONS REVENUE MIX
(as of September 30, 2023)	Percentage of Q3 2023 LQA Site Rental Revenues
Carrier(i)	36%
Education	14%
Healthcare	11%
Financial Services	7%
Other	32%
Total	100%
(a)Updated from second quarter of 2023 as a result of Sprint Cancellations. See "Non-GAAP Measures and Other Information" for our definition of Sprint Cancellations.
(b)Excludes renewal terms at tenants' option.
(c)Weighted by site rental revenues.
(d)See "Non-GAAP Measures and Other Information" for further information on, and our definitions and calculations of, Segment Cash Yield on Invested Capital and Segment Net Invested Capital.
(e)See "Segment Operating Results" and "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, segment site rental gross margin.
(f)This adjustment represents indirect labor costs in the Fiber segment that are not capitalized, but that primarily support the Company's ongoing expansion of its Fiber segment that management expects to generate future revenues for the Company. Removal of these indirect labor costs presents Segment Cash Yield on Invested Capital on a direct cost basis, consistent with the methodology used by management when evaluating project-level investment opportunities.
(g)Segment net investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions).
(h)Segment investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
(i)Includes revenues derived from both wireless carriers and wholesale carriers.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(in millions, except par values)	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$117	$156
Restricted cash	167	166
Receivables, net	512	593
Prepaid expenses	143	102
Deferred site rental receivables	115	127
Other current assets	72	73
Total current assets	1,126	1,217
Deferred site rental receivables	2,189	1,954
Property and equipment, net	15,573	15,407
Operating lease right-of-use assets	6,309	6,526
Goodwill	10,085	10,085
Other intangible assets, net	3,276	3,596
Other assets, net	141	136
Total assets	$38,699	$38,921

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$215	$236
Accrued interest	145	183
Deferred revenues	650	736
Other accrued liabilities	373	407
Current maturities of debt and other obligations	827	819
Current portion of operating lease liabilities	339	350
Total current liabilities	2,549	2,731
Debt and other long-term obligations	21,903	20,910
Operating lease liabilities	5,660	5,881
Other long-term liabilities	1,918	1,950
Total liabilities	32,030	31,472
Commitments and contingencies
Stockholders' equity:
Common stock, 0.01 par value; 1,200 shares authorized; shares issued and outstanding: September 30, 2023—434 and December 31, 2022—433	4	4
Additional paid-in capital	18,241	18,116
Accumulated other comprehensive income (loss)	(5)	(5)
Dividends/distributions in excess of earnings	(11,571)	(10,666)
Total equity	6,669	7,449
Total liabilities and equity	$38,699	$38,921

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2023	2022	2023	2022
Net revenues:
Site rental	$1,577	$1,568	$4,929	$4,711
Services and other	90	178	378	511
Net revenues	1,667	1,746	5,307	5,222
Operating expenses:
Costs of operations:(a)
Site rental	420	405	1,259	1,204
Services and other	66	119	268	344
Selling, general and administrative	176	187	581	558
Asset write-down charges	8	3	30	26
Acquisition and integration costs	—	—	1	1
Depreciation, amortization and accretion	439	430	1,315	1,276
Restructuring charges	72	—	72	—
Total operating expenses	1,181	1,144	3,526	3,409
Operating income (loss)	486	602	1,781	1,813
Interest expense and amortization of deferred financing costs, net	(217)	(177)	(627)	(506)
Gains (losses) on retirement of long-term obligations	—	(2)	—	(28)
Interest income	3	1	10	1
Other income (expense)	—	(2)	(4)	(5)
Income (loss) before income taxes	272	422	1,160	1,275
Benefit (provision) for income taxes	(7)	(3)	(21)	(14)
Net income (loss)	$265	$419	$1,139	$1,261

Net income (loss), per common share:
Basic	$0.61	$0.97	$2.63	$2.91
Diluted	$0.61	$0.97	$2.63	$2.91
Weighted-average common shares outstanding:
Basic	434	433	434	433
Diluted	434	434	434	434
(a)Exclusive of depreciation, amortization and accretion shown separately.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Nine Months Ended September 30,
(in millions)	2023	2022
Cash flows from operating activities:
Net income (loss)	$1,139	$1,261
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,315	1,276
(Gains) losses on retirement of long-term obligations	—	28
Amortization of deferred financing costs and other non-cash interest	22	10
Stock-based compensation expense, net	126	120
Asset write-down charges	30	26
Deferred income tax (benefit) provision	1	2
Other non-cash adjustments, net	10	6
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(220)	(329)
Decrease (increase) in assets	(165)	(362)
Net cash provided by (used for) operating activities	2,258	2,038
Cash flows from investing activities:
Capital expenditures	(1,067)	(921)
Payments for acquisitions, net of cash acquired	(93)	(15)
Other investing activities, net	5	(10)
Net cash provided by (used for) investing activities	(1,155)	(946)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,347	748
Principal payments on debt and other long-term obligations	(58)	(55)
Purchases and redemptions of long-term debt	(750)	(1,274)
Borrowings under revolving credit facility	2,943	2,625
Payments under revolving credit facility	(4,088)	(2,580)
Net borrowings (repayments) under commercial paper program	561	1,329
Payments for financing costs	(23)	(14)
Purchases of common stock	(29)	(64)
Dividends/distributions paid on common stock	(2,044)	(1,924)
Net cash provided by (used for) financing activities	(1,141)	(1,209)
Net increase (decrease) in cash, cash equivalents and restricted cash	(38)	(117)
Effect of exchange rate changes on cash	—	(2)
Cash, cash equivalents and restricted cash at beginning of period	327	466
Cash, cash equivalents and restricted cash at end of period	$289	$347
Supplemental disclosure of cash flow information:
Interest paid	654	559
Income taxes paid (refunded)	13	10

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

SEGMENT OPERATING RESULTS
	Three Months Ended September 30, 2023				Three Months Ended September 30, 2022
(in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$1,074	$503		$1,577	$1,084	$484		$1,568
Segment services and other revenues	86	4		90	175	3		178
Segment revenues	1,160	507		1,667	1,259	487		1,746
Segment site rental costs of operations	236	175		411	230	166		396
Segment services and other costs of operations	61	3		64	114	3		117
Segment costs of operations(a)(b)	297	178		475	344	169		513
Segment site rental gross margin(c)	838	328		1,166	854	318		1,172
Segment services and other gross margin(c)	25	1		26	61	—		61
Segment selling, general and administrative expenses(b)	24	48		72	28	47		75
Segment operating profit(c)	839	281		1,120	887	271		1,158
Other selling, general and administrative expenses(b)			$75	75			$81	81
Stock-based compensation expense, net			36	36			38	38
Depreciation, amortization and accretion			439	439			430	430
Restructuring charges			72	72			—	—
Interest expense and amortization of deferred financing costs, net			217	217			177	177
Other (income) expenses to reconcile to income (loss) before income taxes(d)			9	9			10	10
Income (loss) before income taxes				$272				$422
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense, net of $7 million for each of the three months ended September 30, 2023 and 2022 and (2) prepaid lease purchase price adjustments of $4 million for each of the three months ended September 30, 2023 and 2022. Segment selling, general and administrative expenses and other selling, general and administrative expenses exclude stock-based compensation expense, net of $29 million and $31 million for the three months ended September 30, 2023 and 2022, respectively.
(c)See "Non-GAAP Measures and Other Information" for a discussion and our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

SEGMENT OPERATING RESULTS
	Nine Months Ended September 30, 2023				Nine Months Ended September 30, 2022
(in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$3,234	$1,695		$4,929	$3,237	$1,474		$4,711
Segment services and other revenues	356	22		378	502	9		511
Segment revenues	3,590	1,717		5,307	3,739	1,483		5,222
Segment site rental costs of operations	714	518		1,232	689	490		1,179
Segment services and other costs of operations	252	8		260	329	7		336
Segment costs of operations(a)(b)	966	526		1,492	1,018	497		1,515
Segment site rental gross margin(c)	2,520	1,177		3,697	2,548	984		3,532
Segment services and other gross margin(c)	104	14		118	173	2		175
Segment selling, general and administrative expenses(b)	84	148		232	84	140		224
Segment operating profit(c)	2,540	1,043		3,583	2,637	846		3,483
Other selling, general and administrative expenses(b)			$246	246			$234	234
Stock-based compensation expense, net			126	126			121	121
Depreciation, amortization and accretion			1,315	1,315			1,276	1,276
Restructuring charges			72	72			—	—
Interest expense and amortization of deferred financing costs, net			627	627			506	506
Other (income) expenses to reconcile to income (loss) before income taxes(d)			37	37			71	71
Income (loss) before income taxes				$1,160				$1,275
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense, net of $23 million and $21 million for the nine months ended September 30, 2023 and 2022, respectively, and (2) prepaid lease purchase price adjustments of $12 million for each of the nine months ended September 30, 2023 and 2022, respectively. Segment selling, general and administrative expenses and other selling, general and administrative expenses exclude stock-based compensation expense, net of $103 million and $100 million for the nine months ended September 30, 2023 and 2022, respectively.
(c)See "Non-GAAP Measures and Other Information" for a discussion and our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

NON-GAAP MEASURES AND OTHER INFORMATION
This Supplement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, Net Debt, Net Debt to Last Quarter Annualized Adjusted EBITDA, Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other REITs.
In addition to the non-GAAP financial measures used herein, we also provide segment site rental gross margin, segment services and other gross margin and segment operating profit, which are key measures used by management to evaluate our operating segments. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as site rental revenues and capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations or rent free periods, the revenues or expenses are recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily real estate depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
•Organic Contribution to Site Rental Billings is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses Organic Contribution to Site Rental Billings to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, core leasing activities and tenant non-renewals in our core business, as well as to forecast future results. Separately, we are also disclosing Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations, which is outside of ordinary course, to provide further insight into our results of operations and underlying trends. Management believes that identifying the impact for Sprint Cancellations provides increased transparency and comparability across periods. Organic Contribution to Site Rental Billings (including as Adjusted for Impact of Sprint Cancellations) is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
•Net Debt is useful to investors or other interested parties in evaluating our overall debt position and future debt capacity. Management uses Net Debt in assessing our leverage. Net Debt is not meant as an alternative measure of debt and should be considered only as a supplement in understanding and assessing our leverage.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
•Net Debt to Last Quarter Annualized Adjusted EBITDA is useful to investors or other interested parties, specifically credit rating agencies, in analyzing our operating performance in the context of targeted financial leverage. Management uses Net Debt to Last Quarter Annualized Adjusted EBITDA in assessing our leverage. Net Debt to Last Quarter Annualized Adjusted EBITDA is not meant as an alternative to GAAP measures such as debt and net income (loss) computed in accordance with GAAP. Net Debt to Last Quarter Annualized Adjusted EBITDA should be considered only as a supplement in understanding and assessing our leverage.
•Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital are useful to investors or other interested parties in evaluating the financial performance of our assets. Management believes that these metrics are useful in assessing our efficiency at allocating capital to generate returns over time. Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital are not meant as alternatives to GAAP measures such as revenues, operating income, segment site rental gross margin, and certain asset classes (such as property and equipment, site rental contracts and tenant relationships, and goodwill) computed in accordance with GAAP. Such non-GAAP metrics should be considered only as a supplement in understanding and assessing the performance of our assets.
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, net, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, net (income) loss from discontinued operations, (gain) loss on sale of discontinued operations, cumulative effect of a change in accounting principle and stock-based compensation expense, net.
AFFO. We define AFFO as FFO before straight-lined revenues, straight-lined expenses, stock-based compensation expense, net, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), net (income) loss from discontinued operations, (gain) loss on sale of discontinued operations, cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.
FFO. We define FFO as net income (loss) plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to common stockholders.
FFO per share. We define FFO per share as FFO divided by diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Billings. We define Organic Contribution to Site Rental Billings as the sum of the change in site rental revenues related to core leasing activity, escalators and payments for Sprint Cancellations, less non-renewals of tenant contracts and non-renewals associated with Sprint Cancellations. Additionally, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations reflects Organic Contribution to Site Rental Billings less payments for Sprint Cancellations, plus non-renewals associated with Sprint Cancellations.
Net Debt. We define Net Debt as (1) debt and other long-term obligations and (2) current maturities of debt and other obligations, excluding unamortized adjustments, net; less cash, cash equivalents and restricted cash.
Net Debt to Last Quarter Annualized Adjusted EBITDA. We define Net Debt to Last Quarter Annualized Adjusted EBITDA as Net Debt divided by the most recent quarter's Adjusted EBITDA multiplied by four.
Consolidated Invested Capital. We define Consolidated Invested Capital as the historical gross investment in (1) property and equipment (excluding the impact of construction in process), (2) site rental contracts and tenant relationships and (3) goodwill.
Consolidated Return on Invested Capital. We define Consolidated Return on Invested Capital as Adjusted EBITDA less cash taxes paid divided by Consolidated Invested Capital.
Segment Net Invested Capital. We define Segment Net Invested Capital as the investment in (1) property and equipment, excluding the impact of construction in process and non-productive assets (such as information technology assets and buildings), reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions), (2) site rental contracts and tenant relationships, and (3) goodwill, excluding the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
Segment Cash Yield on Invested Capital. We define Segment Cash Yield on Invested Capital as segment site rental gross margin adjusted for the impacts of (1) amortization of prepaid rent, (2) straight-lined revenues, (3) straight-lined expenses and (4) indirect labor costs related to the Fiber segment divided by Segment Net Invested Capital.
Segment Measures
Segment site rental gross margin. We define segment site rental gross margin as segment site rental revenues less segment site rental costs of operations, excluding stock-based compensation expense, net and amortization of prepaid lease purchase price adjustments recorded in consolidated site rental costs of operations.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Segment services and other gross margin. We define segment services and other gross margin as segment services and other revenues less segment services and other costs of operations, excluding stock-based compensation expense, net recorded in consolidated services and other costs of operations.
Segment operating profit. We define segment operating profit as segment site rental gross margin plus segment services and other gross margin, less segment selling, general and administrative expenses.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Other Information
Site rental billings. We define site rental billings as site rental revenues exclusive of the impacts from (1) straight-lined revenues, (2) amortization of prepaid rent in accordance with GAAP and (3) contribution from recent acquisitions until the one-year anniversary of such acquisitions.
Core leasing activity. We define core leasing activity as site rental revenues growth from tenant additions across our entire portfolio and renewals or extensions of tenant contracts, exclusive of (1) the impacts from both straight-lined revenues and amortization of prepaid rent in accordance with GAAP and (2) payments for Sprint Cancellations, where applicable.
Non-renewals. We define non-renewals of tenant contracts as the reduction in site rental revenues as a result of tenant churn, terminations and, in limited circumstances, reductions of existing lease rates, exclusive of non-renewals associated with Sprint Cancellations, where applicable.
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as discretionary capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
Sprint Cancellations. We define Sprint Cancellations as lease cancellations related to the previously disclosed T-Mobile US, Inc. and Sprint network consolidation as described in our press release dated April 19, 2023.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Historical Adjusted EBITDA:

	2022				2023
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income (loss)	$421	$421	$419	$413	$418	$445	$265
Adjustments to increase (decrease) net income (loss)
Asset write-down charges	14	9	3	8	—	22	8
Acquisition and integration costs	—	1	—	1	—	1	—
Depreciation, amortization and accretion	420	427	430	431	431	445	439
Restructuring charges	—	—	—	—	—	—	72
Amortization of prepaid lease purchase price adjustments	4	4	4	4	4	4	4
Interest expense and amortization of deferred financing costs, net(a)	164	165	177	192	202	208	217
(Gains) losses on retirement of long-term obligations	26	—	2	—	—	—	—
Interest income	—	—	(1)	(2)	(2)	(5)	(3)
Other (income) expense	1	2	2	5	3	2	—
(Benefit) provision for income taxes	6	5	3	2	7	7	7
Stock-based compensation expense, net	39	44	38	36	41	50	36
Adjusted EBITDA(b)(c)	$1,095	$1,078	$1,077	$1,090	$1,104	$1,188	$1,047
Reconciliation of Outlook for Adjusted EBITDA:

(in millions; totals may not sum due to rounding)	Full Year 2023 Outlook(e)			Full Year 2024 Outlook(e)
Net income (loss)	$1,429	to	$1,509	$1,213	to	$1,293
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$26	to	$36	$42	to	$52
Acquisition and integration costs	$0	to	$8	$0	to	$6
Depreciation, amortization and accretion	$1,712	to	$1,807	$1,680	to	$1,775
Restructuring charges	$102	to	$122	$0	to	$0
Amortization of prepaid lease purchase price adjustments	$15	to	$17	$15	to	$17
Interest expense and amortization of deferred financing costs, net(d)	$834	to	$869	$933	to	$978
(Gains) losses on retirement of long-term obligations	$0	to	$0	$0	to	$0
Interest income	$(14)	to	$(13)	$(12)	to	$(11)
Other (income) expense	$2	to	$7	$0	to	$9
(Benefit) provision for income taxes	$16	to	$24	$20	to	$28
Stock-based compensation expense, net	$165	to	$169	$142	to	$146
Adjusted EBITDA(b)(c)	$4,399	to	$4,444	$4,138	to	$4,188
(a)See the reconciliation of "Components of Interest Expense" for a discussion of non-cash interest expense.
(b)See discussion and our definition of Adjusted EBITDA in this "Non-GAAP Measures and Other Information."
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(d)See the reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(e)As issued on October 18, 2023.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Historical FFO and AFFO:

(in millions; totals may not sum due to rounding)	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income (loss)	$421	$421	$419	$413	$418	$455	$265
Real estate related depreciation, amortization and accretion	408	412	416	417	417	424	425
Asset write-down charges	14	9	3	8	—	22	8
FFO(a)(b)	$843	$842	$838	$838	$835	$901	$698
Weighted-average common shares outstanding—diluted	434	434	434	434	434	434	434

FFO (from above)	$843	$842	$838	$838	$835	$901	$698
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(116)	(120)	(90)	(85)	(83)	(80)	(59)
Straight-lined expenses	19	19	18	18	20	18	18
Stock-based compensation expense, net	39	44	38	36	41	50	36
Non-cash portion of tax provision	5	(3)	2	2	9	(6)	4
Non-real estate related depreciation, amortization and accretion	12	15	14	14	14	21	14
Amortization of non-cash interest expense	4	4	3	3	4	4	3
Other (income) expense	1	2	2	5	3	2	—
(Gains) losses on retirement of long-term obligations	26	—	2	—	—	—	—
Acquisition and integration costs	—	1	—	1	—	1	—
Restructuring charges	—	—	—	—	—	—	72
Sustaining capital expenditures	(21)	(21)	(23)	(30)	(15)	(18)	(21)
AFFO(a)(b)	$812	$783	$804	$802	$828	$891	$767
Weighted-average common shares outstanding—diluted	434	434	434	434	434	434	434
(a)See discussion and our definitions of FFO and AFFO in this "Non-GAAP Measures and Other Information."
(b)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

Reconciliation of Historical FFO and AFFO per share:

(in millions, except per share amounts; totals may not sum due to rounding)	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income (loss)	$0.97	$0.97	$0.97	$0.95	$0.96	$1.05	$0.61
Real estate related depreciation, amortization and accretion	0.94	0.94	0.96	0.96	0.96	0.98	0.98
Asset write-down charges	0.03	0.03	0.01	0.02	—	(0.05)	0.02
FFO(a)(b)	$1.94	$1.94	$1.93	$1.93	$1.92	$2.08	$1.61
Weighted-average common shares outstanding—diluted	434	434	434	434	434	434	434

FFO (from above)	$1.94	$1.94	$1.93	$1.93	$1.92	$2.08	$1.61
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(0.27)	(0.28)	(0.21)	(0.20)	(0.19)	(0.18)	(0.14)
Straight-lined expenses	0.04	0.04	0.04	0.04	0.05	0.04	0.04
Stock-based compensation expense, net	0.09	0.10	0.09	0.08	0.09	0.12	0.08
Non-cash portion of tax provision	0.01	(0.01)	—	—	0.02	(0.01)	0.01
Non-real estate related depreciation, amortization and accretion	0.03	0.03	0.03	0.03	0.03	0.05	0.03
Amortization of non-cash interest expense	0.01	0.01	0.01	0.01	0.01	0.01	0.01
Other (income) expense	0.01	0.01	—	0.01	0.01	—	—
(Gains) losses on retirement of long-term obligations	0.06	—	—	—	—	—	—
Acquisition and integration costs	—	0.01	—	—	—	—	—
Restructuring charges	—	—	—	—	—	—	0.17
Sustaining capital expenditures	(0.05)	(0.05)	(0.05)	(0.07)	(0.03)	(0.04)	(0.05)
AFFO(a)(b)	$1.87	$1.81	$1.85	$1.85	$1.91	$2.05	$1.77
Weighted-average common shares outstanding—diluted	434	434	434	434	434	434	434
(a)See discussion and our definitions of FFO and AFFO, including per share amounts in this "Non-GAAP Measures and Other Information."
(b)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Outlook for FFO and AFFO:

(in millions; totals may not sum due to rounding)	Full Year 2023 Outlook(c)			Full Year 2024 Outlook(c)
Net income (loss)	$1,429	to	$1,509	$1,213	to	$1,293
Real estate related depreciation, amortization and accretion	$1,666	to	$1,746	$1,634	to	$1,714
Asset write-down charges	$26	to	$36	$42	to	$52
FFO(a)(b)	$3,183	to	$3,218	$2,951	to	$2,996
Weighted-average common shares outstanding—diluted	435			435

FFO (from above)	$3,183	to	$3,218	$2,951	to	$2,996
Adjustments to increase (decrease) FFO:
Straight-lined revenues	$(284)	to	$(264)	$(197)	to	$(177)
Straight-lined expenses	$61	to	$81	$55	to	$75
Stock-based compensation expense, net	$165	to	$169	$142	to	$146
Non-cash portion of tax provision	$0	to	$8	$2	to	$17
Non-real estate related depreciation, amortization and accretion	$47	to	$62	$46	to	$61
Amortization of non-cash interest expense	$7	to	$17	$9	to	$19
Other (income) expense	$2	to	$7	$0	to	$9
(Gains) losses on retirement of long-term obligations	$0	to	$0	$0	to	$0
Acquisition and integration costs	$0	to	$8	$0	to	$6
Restructuring charges	$102	to	$122	$0	to	$0
Sustaining capital expenditures	$(88)	to	$(68)	$(85)	to	$(65)
AFFO(a)(b)	$3,261	to	$3,296	$2,980	to	$3,030
Weighted-average common shares outstanding—diluted	435			435
Reconciliation of Current Outlook for FFO and AFFO per share:

(in millions, except per share amounts; totals may not sum due to rounding)	Full Year 2023 Outlook Per Share(c)			Full Year 2024 Outlook Per Share(c)
Net income (loss)	$3.29	to	$3.47	$2.79	to	$2.97
Real estate related depreciation, amortization and accretion	$3.83	to	$4.01	$3.76	to	$3.94
Asset write-down charges	$0.06	to	$0.08	$0.10	to	$0.12
FFO(a)(b)	$7.32	to	$7.40	$6.78	to	$6.89
Weighted-average common shares outstanding—diluted	435			435

FFO (from above)	$7.32	to	$7.40	$6.78	to	$6.89
Adjustments to increase (decrease) FFO:
Straight-lined revenues	$(0.65)	to	$(0.61)	$(0.45)	to	$(0.41)
Straight-lined expenses	$0.14	to	$0.19	$0.13	to	$0.17
Stock-based compensation expense, net	$0.38	to	$0.39	$0.33	to	$0.34
Non-cash portion of tax provision	$0.00	to	$0.02	$0.00	to	$0.04
Non-real estate related depreciation, amortization and accretion	$0.11	to	$0.14	$0.11	to	$0.14
Amortization of non-cash interest expense	$0.02	to	$0.04	$0.02	to	$0.04
Other (income) expense	$0.00	to	$0.02	$0.00	to	$0.02
(Gains) losses on retirement of long-term obligations	$0.00	to	$0.00	$0.00	to	$0.00
Acquisition and integration costs	$0.00	to	$0.02	$0.00	to	$0.01
Restructuring charges	$0.23	to	$0.28	$0.00	to	$0.00
Sustaining capital expenditures	$(0.20)	to	$(0.16)	$(0.20)	to	$(0.15)
AFFO(a)(b)	$7.50	to	$7.58	$6.85	to	$6.97
Weighted-average common shares outstanding—diluted	435			435
(a)See discussion and our definitions of FFO and AFFO, including per share amounts, in this "Non-GAAP Measures and Other Information".
(b)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(c)As issued on October 18, 2023.

Crown Castle Inc.
Third Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Net Debt and Calculation of Net Debt to Last Quarter Annualized Adjusted EBITDA:

(as of September 30, 2023; dollars in millions)
Total debt and other obligations (current and non-current)	$22,730
Unamortized adjustments, net	157
Total face value of debt	22,887
Less: Ending cash, cash equivalents and restricted cash	289
Net Debt(a)	$22,598

Adjusted EBITDA for the three months ended September 30, 2023(a)	$1,047
Last quarter annualized Adjusted EBITDA(a)	4,188
Net debt to Last Quarter Annualized Adjusted EBITDA(a)	5.4	x
(a)See discussion and our definitions of Net Debt and Net Debt to Last Quarter Adjusted EBITDA in this "Non-GAAP Measures and Other Information."